UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Entry into Material Definitive Agreement.

On February 26, 2005, Perry Ellis International, Inc. (“Perry Ellis”) completed the acquisition of certain domestic operating assets of Tropical Sportswear Int’l Corporation and its subsidiaries and Tropical’s United Kingdom subsidiary for $88.5 million, subject to a downward adjustment for Tropical’s accounts receivable and inventory at closing. On July 20, 2005, Perry Ellis and Tropical settled on the adjustment, which reduced the purchase price by $8.1 million and resulted in a final purchase price of $80.4 million.

Item 7.01 Regulation FD Disclosure.

Oscar Feldenkries, Perry Ellis’ Vice Chairman, Chief Operating Officer and President, and George Pita, Perry Ellis’ Chief Financial Officer, will be meeting on July 26, 2005 and July 27, 2005 with certain institutional investors and analysts. At these meetings, Perry Ellis expects that its revenue, earnings and earnings-per-share outlook for the second quarter and year ended fiscal 2006 may be discussed. Perry Ellis’ second fiscal quarter will end on July 31, 2005. Based on preliminary pre-quarter end information currently available to management, management anticipates that revenue growth for the second quarter of fiscal 2006 for its menswear business (without giving effect to any revenue contribution from the recently acquired Tropical business) should grow by approximately 10% and that its total revenue for the second quarter of fiscal 2006 will increase by over 40%, in each case from the corresponding prior year period. Perry Ellis also preliminarily confirms its previously announced fiscal 2006 guidance with total revenues expected to be in the approximately $890 to $910 million range and diluted earnings per share expected to be in the approximately $2.25 to $2.35 range.

Perry Ellis generally provides revenue, earnings and earnings-per-share guidance only as part of its annual and quarterly earnings releases and does not ordinarily provide any interim update or reconfirmation of such forward-looking outlook. Perry Ellis, however, reserves the right to provide such interim information at different intervals or to revise its practice from time-to-time based on prevailing facts, circumstances or business conditions deemed relevant to management.

The disclosure contained in this Item 7.01 contains forward-looking statements (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of Perry Ellis could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, a significant decrease in business from or loss of any of Perry Ellis’ major customers, anticipated trends and conditions in Perry Ellis’ industry, including future retail and wholesale consolidation, the effectiveness of Perry Ellis’ planned advertising, marketing and promotional campaigns, the seasonality and performance of Perry Ellis’ swimwear business, the ability of Perry Ellis to contain costs, disruption in the supply chain, Perry Ellis’ future capital needs and ability to obtain financing, ability to integrate businesses, trademarks, tradenames and licenses, including the recently acquired Tropical acquisition, ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, changes in the costs of raw materials, labor and advertising, ability to carry out growth strategies, the level of consumer spending for apparel and other merchandise, Perry Ellis’ ability to compete, termination or non-renewal of certain license agreements to which Perry Ellis is a party, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict and other factors, including those set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. Perry Ellis undertakes no duty or obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

As provided in General Instruction B.2 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: July 22, 2005	By:	/s/ Rosemary B. Trudeau
	Name:	Rosemary B. Trudeau
	Title:	VP Finance